Exhibit 99.1

Company Contact:	J. Lankford Wade
Senior Vice President
(615) 236-6200
HEALTHSPRING, INC. AFFIRMS 2008 EARNINGS GUIDANCE
AND PROVIDES UPDATE ON STOCK REPURCHASE PROGRAM
NASHVILLE, Tenn. (June 9, 2008) — HealthSpring, Inc. (NYSE:HS) today announced that, in meetings scheduled with investors over the next two weeks, management will affirm the Company’s guidance of $1.85 to $2.00 for full-year 2008 earnings per share.
The Company also announced that its Board of Directors recently extended the previously announced $50.0 million stock repurchase program to June 30, 2009. The program, as originally authorized in June 2007, was scheduled to expire on June 12, 2008. Under the program, as of the close of trading on June 6, 2008, the Company had made open market purchases of approximately 1.6 million shares for $28.4 million, or an average cost of $17.67 per share.
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Additional Information: Cautionary Statement — Information in this press release concerning our 2008 earnings per share projections and oral statements related thereto made in meetings with analysts and investors are or may be forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating its recent Florida plan acquisition and the Company’s lack of experience in South Florida; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; costs associated with compliance with regulatory mandates; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. - Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s Quarterly Reports on Form 10-Q.
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